Q2 2020 Update Exhibit 99.1

Highlights 03 Financial Summary04 Operational Summary06 Vehicle Capacity 07 Core Technology 08 Other Highlights09 Outlook10 Photos & Charts11 Financial Statements20 Additional Information25

HIGHLIGHTS

Cash

$535M increase in our cash and cash equivalents in Q2 to $8.6B

Operating cash flow less capex (free cash flow) $418M in Q2

Profitability

$327M GAAP operating income; 5.4% operating margin in Q2

$104M GAAP net income; $451M non-GAAP net income (ex-SBC) in Q2

Four quarters of sequential profitability

Operations

Next US Gigafactory site selected; preparations underway

Increased Model S range to 402 miles (EPA)

Model Y and China-made Model 3 production rates continue to increase

SUMMARY

Our business has shown strong resilience during these unprecedented times. Despite the closure of our main factory in Fremont for nearly half the quarter, we posted our fourth sequential GAAP profit in Q2 2020, while generating positive free cash flow of $418M.

Our profit improved sequentially due to fundamental operational improvements. Additionally, we experienced costs associated with factory shutdowns, which were offset by actions taken during the quarter to reduce expenses. For the trailing 12 months, our GAAP operating margin reached nearly 5%. We expect our operating margin will continue to grow over time, ultimately reaching industry-leading levels.

We believe the progress we made in the first half of this year has positioned us for a successful second half of 2020. Production output of our existing facilities continues to improve to meet demand, and we are adding more capacity. Later this year, we will be building three factories on three continents simultaneously.

While we invest in our product roadmap, improve technology and localize production, we continue to drive cost efficiencies across the business and closely manage working capital. It is important to manage our cash diligently in order to ensure we are ready for any scenario.

SBC = stock-based compensation expense

3

TESLA

FINANCIAL SUMMARY
(Unaudited)

($ in millions, except percentages and per share data)	Q2-2019	Q3-2019	Q4-2019	Q1-2020	Q2-2020	QoQ	YoY
Automotive revenues	5,376	5,353	6,368	5,132	5,179	1%	-4%
of which regulatory credits	111	134	133	354	428	21%	286%
Automotive gross profit	1,016	1,222	1,434	1,311	1,317	0%	30%
Automotive gross margin	18.9%	22.8%	22.5%	25.5%	25.4%	-12 bp	653 bp
Total revenues	6,350	6,303	7,384	5,985	6,036	1%	-5%
Total gross profit	921	1,191	1,391	1,234	1,267	3%	38%
Total GAAP gross margin	14.5%	18.9%	18.8%	20.6%	21.0%	37 bp	649 bp
Operating expenses	1,088	930	1,032	951	940	-1%	-14%
(Loss) income from operations	(167)	261	359	283	327	16%	N/A
Operating margin	-2.6%	4.1%	4.9%	4.7%	5.4%	69 bp	805 bp
Adjusted EBITDA	572	1,083	1,175	951	1,209	27%	111%
Adjusted EBITDA margin	9.0%	17.2%	15.9%	15.9%	20.0%	414 bp	1,102 bp
Net (loss) income attributable to common stockholders (GAAP)	(408)	143	105	16	104	550%	N/A
Net (loss) income attributable to common stockholders (non-GAAP)	(198)	342	386	227	451	99%	N/A
EPS attributable to common stockholders, diluted (GAAP)	(2.31)	0.78	0.56	0.08	0.50	525%	N/A
EPS attributable to common stockholders, diluted (non-GAAP)	(1.12)	1.86	2.06	1.14	2.18	91%	N/A
Net cash provided by (used in) operating activities	864	756	1,425	(440)	964	N/A	12%
Capital expenditures	(250)	(385)	(412)	(455)	(546)	20%	118%
Free cash flow	614	371	1,013	(895)	418	N/A	-32%
Cash and cash equivalents	4,955	5,338	6,268	8,080	8,615	7%	74%

EPS = Earnings per share

4

F I N A N C I A L   S U M M A R Y Revenue Profitability Cash In Q2, total revenues remained relatively flat QoQ. The positive impact of higher vehicle deliveries, higher regulatory credit revenue and higher energy generation and storage revenue was somewhat offset by lower vehicle average selling price (ASP) and lower services and other revenue. Our operating profit improved in Q2 despite challenging circumstances. Positive impacts included lower operating costs due to a temporary reduction in employee compensation expense, a sequential increase in regulatory credit revenue and deferred revenue recognition of $48M related to a Full Self Driving (FSD) feature release. These positive contributions were offset by significant costs related to factory shutdowns, as well as a sequential increase in non-cash SBC expense primarily attributable to $101M related to 2018 CEO award milestones.   While ASPs declined sequentially, improvements in product and manufacturing costs, driven by Model Y and China-made Model 3, and improved aftermarket software and connectivity revenue made a positive impact on our profitability. Quarter-end cash and cash equivalents increased by $535M QoQ to $8.6B, driven mainly by free cash flow of $418M. Free cash flow was negatively impacted by a higher percentage of deliveries occurring towards the end of the quarter compared to prior quarters, as well as an increase in government rebates and regulatory credit receivables, which are paid in accordance with their payment terms. Since vehicle production resumed in Fremont and Nevada in early May, our days payable outstanding was not impacted as much as initially anticipated. 5

OPERATIONAL SUMMARY

(Unaudited)

	Q2-2019	Q3-2019	Q4-2019	Q1-2020	Q2-2020	QoQ	YoY
Model S/X production	14,517	16,318	17,933	15,390	6,326	-59%	-56%
Model 3/Y production	72,531	79,837	86,958	87,282	75,946	-13%	5%
Total production	87,048	96,155	104,891	102,672	82,272	-20%	-5%
Model S/X deliveries	17,722	17,483	19,475	12,230	10,614	-13%	-40%
Model 3/Y deliveries	77,634	79,703	92,620	76,266	80,277	5%	3%
Total deliveries	95,356	97,186	112,095	88,496	90,891	3%	-5%
of which subject to operating lease accounting	6,142	9,086	8,848	6,104	4,716	-23%	-23%
Total end of quarter operating lease vehicle count	38,828	44,241	49,901	53,159	54,519	3%	40%
Global inventory (days of supply)[1]	19	18	10	25	17	-32%	-11%
Solar deployed (MW)	29	43	54	35	27	-23%	-7%
Storage deployed (MWh)	415	477	530	260	419	61%	1%
Store and Service locations[2]	406	417	433	438	446	2%	10%
Mobile service fleet	651	719	743	756	769	2%	18%
Supercharger stations	1,587	1,653	1,821	1,917	2,035	6%	28%
Supercharger connectors	13,881	14,658	16,104	17,007	18,100	6%	30%

Our finished vehicle inventory levels decreased to 17 days of supply[1] at the end of Q2.

Since leasing revenue and leasing cost of goods sold (COGS) are driven by total net leased vehicle count, we have included the quarter-end operating lease vehicle count in the table above. Some legacy leases require lease accounting, despite receiving cash associated with the full vehicle price at time of delivery. As those leases expire and the return option is not taken, the remaining unrecognized revenue and COGS are booked to leasing revenue and leasing COGS.

[1] Days of supply is calculated by dividing new car ending inventory by the quarter's deliveries and using 75 trading days (aligned with Automotive News definition)

[2] Our Store and Service locations metric now includes body shops

6

TESLA

VEHICLE CAPACITY

Fremont

Although the Model Y production line was operating for about four months in the first half of 2020 due to shutdowns, we exited Q2 with Model Y production running at installed capacity. This ramp was significantly faster than our initial Model 3 ramp, which took over nine months to reach the same weekly rate. We are installing additional machinery at the Fremont Factory, which is expected to increase total Model 3 / Model Y capacity from 400,000 to 500,000 units per year.

Shanghai

Model 3 has received a strong reception in China, not only becoming the best-selling EV, but also competing with mid-sized premium sedans, such as BMW 3-series and Mercedes C-class. This is not surprising given Model 3's lower price point (even before subsidies and vehicle tax), reduced operating costs and industry-leading standard equipment. Construction for Model Y lines in the Shanghai factory is progressing as planned, with first deliveries expected in 2021.

Berlin-Brandenburg

In Germany, one of our biggest European markets, Gigafactory Berlin construction continues to progress. As we build new factories, we continue to iterate on the factory and product design to improve efficiency, cost and technology. We are implementing further structural improvements based on our learnings from prior factories.

Installed Annual Capacity		Current	Status
Fremont	**Model S / Model X**	90,000	Production
	Model 3 / Model Y	* 400,000	Production
Shanghai	**Model 3**	200,000	Production
	Model Y	-	Construction
Berlin	**Model 3**	-	In development
	Model Y	-	Construction
New US factory	**Model Y**	-	In development
	Cybertruck	-	In development
United States	**Tesla Semi**	-	In development
	Roadster	-	In development

* Model 3 / Model Y installed capacity in Fremont will extend to 500,000 in 2020


20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Tesla
Hyundai Kia
Mercedes cars
Toyota*
BMW
VW
Ford**
Nissan*
Renault
PSA

Global vehicle deliveries in the 1st half of 2020 (YoY)

Source: OEM websites; based on latest-available data
* Jan-May YoY
** US, Europe and China only

7

CORE TECHNOLOGY

Autopilot & Full Self Driving

Our traffic light and stop sign recognition system is becoming more robust as we continue to collect more data from our customers driving through intersections. As of Q2, our FSD-equipped cars will either stop at an intersection or drive through it without driver confirmation when it is deemed safe to do so. Ultimately, the necessity for confirmation will be withdrawn completely.

Vehicle Software

It has been more than eight years since we delivered our first Model S. During that time, we have regularly updated the software to each of our over one million vehicles. Every week, we review feedback from blogs, social media or aggregators to learn what functionality our customers would like to see next. Over-the-air updates have been a part of Tesla's strategy since the beginning and the functionality continues to improve. For example, in Q2 we enabled the interior camera, enabled repeater cameras when parking and improved the user interface.

Battery & Powertrain

We know from our customers that range is an all-important attribute for those looking to switch from their combustion engine vehicle to an EV. Our efforts to maximize range are not slowing down. In July 2020, we announced an updated Model S with an EPA-tested range of 402 miles – making it the first production EV in history to break the 400-mile range threshold.



2012 Model S with a 2020 OTA software update


400
350
300
250
200
150
100
50
0
Model S LR+
Porsche Taycan 4S

Premium sedan EPA range


* Tesla estimate
400
350
300
250
200
150
100
50
0
Model X LR+
Model Y AWD
Jaguar iPace
Mercedes EQC*
Audi e-tron

Premium SUV EPA range

8

OTHER HIGHLIGHTS

Energy Business

Although recently launched and still ramping, Megapack generated a profit for the first time in Q2. Storage deployments increased sequentially to 419 MWh, driven by increases in both Powerwall and Megapack.

Autobidder, a real-time energy trading platform that is designed to maximize energy revenue from our utility scale batteries, continues to be an important part of our storage strategy. We recently launched this platform in Europe and started trading on the European Power Exchange, in addition to exchanges in the U.S. and Australia.

Solar

Recently, we made home retrofit solar even more affordable in the U.S., while also offering an increased efficiency panel. At $1.49 per watt, the average Tesla solar system is now one-third less expensive[1] than the industry. The average customer buying a large system in California will likely offset their system cost with a reduced electricity bill in approximately six years[2]. We also introduced a lowest-cost guarantee and money-back guarantee.

Our new pricing is made possible by several improvements, such as moving to recommending standard sizes that customers can order with one click online and the reduction of customer acquisition costs through the automation of processes.

Solar Roof installations roughly tripled in Q2 compared to Q1. We continue to expand our installation team to increase the deployment rate.



Autobidder platform


$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Before incentives
With Federal Tax Credit
Small
4.1 kW
Medium
8.2 kW
Large
12.2 kW
Extra Large
16.3 kW

New retrofit solar pricing (depending on roof size)

[1] Industry average based on data from Solar Energy Industries Association (SEIA)
[2] Assuming $300 monthly electricity bill

9

OUTLOOK

Introduction

Although we have successfully ramped vehicle production back to prior levels, it remains difficult to predict whether there will be further operational interruptions or how global consumer sentiment will evolve in the second half of 2020. We will continue to update our outlook as necessary.

Volume

We have the capacity installed to exceed 500,000 vehicle deliveries this year, despite recent production interruptions. While achieving this goal has become more difficult, delivering half a million vehicles in 2020 remains our target.

Cash Flow

We should have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses.

Profit

For the trailing 12 months, we achieved a GAAP operating margin of just under 5%. We expect our operating margin will continue to grow over time, ultimately reaching industry-leading levels with capacity expansion and localization plans underway.

Product

We are continuing to build capacity for Model Y at Gigafactory Berlin and Gigafactory Shanghai, and we remain on track to start deliveries of these vehicles from both locations in 2021. The next US Gigafactory site has been selected and preparations are underway. Tesla Semi deliveries will also begin in 2021. We continue to significantly invest in our product roadmap.

10

P H O T O S & C H A R T S

G I G A F A C T O R Y   S H A N G H A I   -   M O D E L   Y   F A C T O R Y   ( F O R E G R O U N D ) ;   M O D E L   3   F A C T O R Y   ( B A C K G R O U N D ) 12

G I G A F A C T O R Y S H A N G H A I - M O D E L Y F A C T O R Y I N T E R I O R 13

G I G A F A C T O R Y S H A N G H A I - M O D E L Y F A C T O R Y I N T E R I O R 14

G I G A F A C T O R Y S H A N G H A I - M O D E L Y F A C T O R Y I N T E R I O R 15

16 G I G A F A C T O R Y B E R L I N - M O D E L Y F A C T O R Y C O N S T R U C T I O N

17 G I G A F A C T O R Y B E R L I N - M O D E L Y F A C T O R Y R E N D E R I N G

Vehicle Deliveries (units) Net Income ($B) K E Y   M E T R I C S   Q U A R T E R L Y  (Unaudited) 18 Operating Cash Flow ($B) Free Cash Flow ($B)

K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Vehicle Deliveries (units) Operating Cash Flow ($B) Free Cash Flow ($B) Net Income ($B) 19

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2019	Q3-2019	Q4-2019	Q1-2020	Q2-2020
REVENUES					
Automotive sales	5,168	5,132	6,143	4,893	4,911
Automotive leasing	208	221	225	239	268
Total automotive revenue	5,376	5,353	6,368	5,132	5,179
Energy generation and storage	369	402	436	293	370
Services and other	605	548	580	560	487
Total revenues	6,350	6,303	7,384	5,985	6,036
COST OF REVENUES					
Automotive sales	4,254	4,014	4,815	3,699	3,714
Automotive leasing	106	117	119	122	148
Total automotive cost of revenues	4,360	4,131	4,934	3,821	3,862
Energy generation and storage	326	314	385	282	349
Services and other	743	667	674	648	558
Total cost of revenues	5,429	5,112	5,993	4,751	4,769
Gross profit	**921**	**1,191**	**1,391**	**1,234**	**1,267**
OPERATING EXPENSES					
Research and development	324	334	345	324	279
Selling, general and administrative	647	596	699	627	661
Restructuring and other	117	–	(12)	–	–
Total operating expenses	1,088	930	1,032	951	940
(LOSS) INCOME FROM OPERATIONS	**(167)**	**261**	**359**	**283**	**327**
Interest income	10	15	10	10	8
Interest expense	(172)	(185)	(170)	(169)	(170)
Other (expense) income, net	(41)	85	(25)	(54)	(15)
(LOSS) INCOME BEFORE INCOME TAXES	(370)	176	174	70	150
Provision for income taxes	19	26	42	2	21
NET (LOSS) INCOME	(389)	150	132	68	129
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	19	7	27	52	25
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**(408)**	**143**	**105**	**16**	**104**
Net (loss) income per share of common stock attributable to common stockholders					
Basic	$ (2.31)	$ 0.80	$ 0.58	$ 0.09	$ 0.56
Diluted	$ (2.31)	$ 0.78	$ 0.56	$ 0.08	$ 0.50
Weighted average shares used in computing net (loss) income per share of common stock					
Basic	177	179	180	183	186
Diluted	177	184	187	199	207

21

BALANCE SHEET
(Unaudited)

In millions of USD	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20	30-Jun-20
ASSETS					
Current assets					
Cash and cash equivalents	4,955	5,338	6,268	8,080	8,615
Accounts receivable, net	1,147	1,128	1,324	1,274	1,485
Inventory	3,382	3,581	3,552	4,494	4,018
Prepaid expenses and other current assets	698	893	959	1045	1,218
Total current assets	10,182	10,940	12,103	14,893	15,336
Operating lease vehicles, net	2,070	2,253	2,447	2,527	2,524
Solar energy systems, net	6,201	6,168	6,138	6,106	6,069
Property, plant and equipment, net	10,082	10,190	10,396	10,638	11,009
Operating lease right-of-use assets	1,248	1,234	1,218	1,197	1,274
Goodwill and intangible assets, net	481	537	537	516	508
Other non-current assets	1,609	1,473	1,470	1,373	1,415
Total assets	**31,873**	**32,795**	**34,309**	**37,250**	**38,135**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	3,135	3,468	3,771	3,970	3,638
Accrued liabilities and other	3,150	2,938	3,222	2,825	3,110
Deferred revenue	883	1,045	1,163	1,186	1,130
Customer deposits	631	665	726	788	713
Current portion of debt and finance leases (1)	1,791	2,030	1,785	3,217	3,679
Total current liabilities	9,590	10,146	10,667	11,986	12,270
Debt and finance leases, net of current portion (1)	11,235	11,313	11,634	10,666	10,416
Deferred revenue, net of current portion	1,182	1,140	1,207	1,199	1,198
Other long-term liabilities	2,717	2,714	2,691	2,667	2,870
Total liabilities	**24,724**	**25,313**	**26,199**	**26,518**	**26,754**
Redeemable noncontrolling interests in subsidiaries	580	600	643	632	613
Convertible senior notes	–	–	–	60	44
Total stockholders' equity	5,715	6,040	6,618	9,173	9,855
Noncontrolling interests in subsidiaries	854	842	849	867	869
Total liabilities and equity	**31,873**	**32,795**	**34,309**	**37,250**	**38,135**
(1) Breakdown of our debt is as follows:					
Vehicle and energy product financing (non-recourse)	**3,518**	**3,702**	**4,183**	**4,022**	**4,043**
Other non-recourse debt	35	155	355	708	1,415
Recourse debt	7,813	7,882	7,263	7,600	7,106
Total debt excluding vehicle and energy product financing	**7,848**	**8,037**	**7,618**	**8,308**	**8,521**

22

TESLA

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q2-2019	Q3-2019	Q4-2019	Q1-2020	Q2-2020
CASH FLOWS FROM OPERATING ACTIVITIES					
Net (loss) income	(389)	150	132	68	129
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:					
Depreciation, amortization and impairment	579	530	577	553	567
Stock-based compensation	210	199	281	211	347
Other	176	69	204	175	167
Changes in operating assets and liabilities, net of effect of business combinations	288	(192)	231	(1,447)	(246)
Net cash provided by (used in) operating activities	**864**	**756**	**1,425**	**(440)**	**964**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(250)	(385)	(412)	(455)	(546)
Payments for the cost of solar energy systems, net	(18)	(25)	(37)	(26)	(20)
Purchase of intangible assets	(5)	–	–	–	–
Receipt of government grants	–	–	46	1	–
Business combinations, net of cash acquired	32	(76)	–	–	–
Net cash used in investing activities	**(241)**	**(486)**	**(403)**	**(480)**	**(566)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from debt activities	1,326	(55)	(591)	544	164
Collateralized lease repayments	(85)	(83)	(87)	(97)	(71)
Net borrowings (repayments) under vehicle and solar financing	58	183	478	(160)	18
Net cash flows from noncontrolling interests - Auto	19	30	19	(8)	(3)
Net cash flows from noncontrolling interests - Solar	(41)	(28)	6	(40)	(42)
Proceeds from issuances of common stock in public offerings	848	–	–	2,309	–
Other	18	71	96	160	57
Net cash provided by (used in) financing activities	**2,143**	**118**	**(79)**	**2,708**	**123**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	–	(11)	14	(24)	38
Net increase in cash and cash equivalents and restricted cash	2,766	377	957	1,764	559
Cash and cash equivalents and restricted cash at beginning of period	2,683	5,449	5,826	6,783	8,547
Cash and cash equivalents and restricted cash at end of period	5,449	5,826	6,783	8,547	9,106

23 TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q2-2019	Q3-2019	Q4-2019	Q1-2020	Q2-2020
Net (loss) income attributable to common stockholders (GAAP)	**(408)**	**143**	**105**	**16**	**104**
Stock-based compensation expense	210	199	281	211	347
Net (loss) income attributable to common stockholders (non-GAAP)	**(198)**	**342**	**386**	**227**	**451**
Net (loss) income per share attributable to common stockholders, diluted (GAAP)	**(2.31)**	**0.78**	**0.56**	**0.08**	**0.50**
Stock-based compensation expense	1.19	1.08	1.50	1.06	1.68
Net (loss) income per share attributable to common stockholders, diluted (non-GAAP)	**(1.12)**	**1.86**	**2.06**	**1.14**	**2.18**
Shares used in per share calculation, diluted (GAAP and non-GAAP)	**177**	**184**	**187**	**199**	**207**
Net (loss) income attributable to common stockholders (GAAP)	**(408)**	**143**	**105**	**16**	**104**
Interest expense	172	185	170	169	170
Provision for income taxes	19	26	42	2	21
Depreciation, amortization and impairment	579	530	577	553	567
Stock-based compensation expense	210	199	281	211	347
Adjusted EBITDA (non-GAAP)	**572**	**1,083**	**1,175**	**951**	**1,209**
Total revenues	6,350	6,303	7,384	5,985	6,036
Adjusted EBITDA margin (non-GAAP) [1]	**9.0%**	**17.2%**	**15.9%**	**15.9%**	**20.0%**
Automotive gross margin (GAAP)	**18.9%**	**22.8%**	**22.5%**	**25.5%**	**25.4%**
Total regulatory credit revenue recognized	-1.7%	-2.0%	-1.6%	-5.5%	-6.7%
Automotive gross margin excluding regulatory credits (non-GAAP)	**17.2%**	**20.8%**	**20.9%**	**20.0%**	**18.7%**

In millions of USD	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020	2Q-2020
Net cash (used in) provided by operating activities (GAAP)	(301)	510	(398)	(130)	1,391	1,235	(640)	864	756	1,425	(440)	964
Capital expenditures	(1,116)	(787)	(656)	(610)	(510)	(325)	(280)	(250)	(385)	(412)	(455)	(546)
Free cash flow (non-GAAP)	(1,417)	(277)	(1,054)	(740)	881	910	(920)	614	371	1,013	(895)	418

In millions of USD	3Q-2017	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020	2Q-2020
Net cash (used in) provided by operating activities - TTM (GAAP)	(1,019)	(61)	(389)	(319)	1,373	2,098	1,856	2,850	2,215	2,405	2,605	2,705
Capital expenditures - TTM	(3,150)	(3,415)	(3,518)	(3,169)	(2,563)	(2,101)	(1,725)	(1,365)	(1,240)	(1,327)	(1,502)	(1,798)
Free cash flow - TTM (non-GAAP)	(4,169)	(3,476)	(3,907)	(3,488)	(1,190)	(3)	131	1,485	975	1,078	1,103	907

[1] Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues

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A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its second quarter 2020 financial results conference call beginning at 2:30 p.m. PT on July 22, 2020 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations because it allows investors greater transparency to the information and financial metrics used by Tesla management in its financial and operational decision-making, as well as allows investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.   FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the development, production capacity and output rates, volumes, demand, deliveries, installation capacity, deployment, features and/or timing of existing and future Tesla products and technologies such as Model 3, Model Y, Cybertruck, Tesla Semi, Roadster, Autopilot and Full Self Driving, and our energy products and services such as Megapack, Solar Roof and Autobidder; statements regarding cash flow, operating margin, spending, liquidity and profitability targets; statements regarding productivity improvements, cost reductions and efficiencies; and statements regarding construction, expansion, improvements and/or ramp at the Tesla Factory, Gigafactory Shanghai, Gigafactory Berlin and a new U.S. factory, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic, the risk of delays in the manufacture, production, delivery and/or completion of our vehicles and energy products and product features, including Model 3, Model Y, Tesla Semi and our autonomous driving features; our ability to grow our production, sales, delivery and servicing capabilities, and manage future growth effectively, especially internationally; consumers’ willingness to adopt electric vehicles generally and our ability to design and grow simultaneous and separate market acceptance of and demand for our vehicles; the ability of suppliers to meet quality and part delivery expectations at increasing volumes, especially with respect to our high-volume models; our ability to sustain and further grow our ramp of battery cell, energy product and product component production at Gigafactory Nevada; our ability to ramp Gigafactory Shanghai, Gigafactory Berlin and the new U.S. factory in accordance with our plans; any failures by Tesla products to perform as expected or if product recalls occur; our ability to continue to reduce or control manufacturing and other costs; competition in the automotive and energy product markets generally and the alternative fuel vehicle market and the premium vehicle markets in particular; our ability to execute on our evolving strategy for product sales, service, charging and other customer infrastructure; the unavailability, reduction or elimination of government and economic incentives for electric vehicles and energy products; potential difficulties in performing and realizing potential benefits under definitive agreements for our existing and future manufacturing facilities; our ability to attract and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on April 30, 2020. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 25